EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
GameZnFlix, Inc.





We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. on Form SB-2 of our report dated January 31,
2006, appearing in the Annual Report on Form 10-KSB of GameZnFlix, ,Inc. for the fiscal year ended December 31, 2005, and to all references to our firm included in this Registration Statement.



/s/Child, Van Wagoner & Bradshaw
Salt Lake City, Utah
March 28, 2006